SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of principal executive offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Internet Capital Group, Inc. (the "Company") is a party to a Letter of Credit Agreement with Comerica Bank to provide for the issuance of letters of credit (the "LC Agreement"). The LC Agreement provides for issuance of letters of credit up to $10 million, subject to a cash-secured borrowing base as defined by the LC Agreement. On December 15, 2006, the Company entered into the Fourth Amendment to Letter of Credit Agreement (the "Fourth Amendment"), which extended the term of the LC Agreement to December 15, 2007. A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c ) Exhibits

10.1	Fourth Amendment to Letter of Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
INTERNET CAPITAL GROUP, INC.
Date: December 19, 2006	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	General Counsel, Managing Director & Secretary

EXHIBIT INDEX
Exhibit No.	Description

10.1	Fourth Amendment to Letter Agreement